Deloitte &
 Touche LLP

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                  50 Fremont Street                    Telephone: (415) 247-4000
                  San Francisco, California 94105-2230 Facsimile: (415) 247-4329




INDEPENDENT AUDITORS' REPORT ON SCHEDULE

Board of Directors and Stockholders of
  Sharper Image Corporation:

We have audited the financial statements of Sharper Image Corporation as of January 31, 1997 and 1996 and for each of the three years in the period ended January 31, 1997, and have issued our report thereon dated March 28, 1997, such financial statements and reports are included in your 1996 Annual Report to Stockholders and are incorporated herein by reference. Our audits also included the financial statement schedule of Sharper Image Corporation, listed in Item
14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

March 28, 1997

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Deloitte Touche
Tohmatsu
International
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